                                                                   EXHIBIT 10.18


                             8201 Greensboro Drive

                                     Lease

                                    Between

                              Inktomi Corporation

                                      and

                    B.F. Saul Real Estate Investment Trust

                       8201 GREENSBORO DRIVE OFFICE LEASE


     THIS LEASE, made this 14th day of May, 1998, by and between (i) B.F. Saul Real Estate Investment Trust (hereinafter "Landlord") and (ii) Inktomi Corporation, a Delaware corporation (hereinafter "Tenant").

                                  WITNESSETH:

1.   Premises.

     For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord, certain space and improvements comprising approximately 2,935 gross rentable square feet of office space (the "Gross Area") on the 6th floor of the building known as 8201 Greensboro Drive (the "Building") located at 8201 Greensboro Drive, McLean, Fairfax County, Virginia, all upon the terms and conditions hereinafter set forth. That portion of the Gross Area which Tenant shall be entitled to occupy is hereinafter referred to as the "Premises", and is outlined in red on the floor plan attached hereto as Exhibit A and by this reference made a part hereof. It is specifically understood that for purposes of calculating any payments or pro-rations hereunder, the number of gross rentable square feet set forth above shall control.

2. Term. The term of this lease shall commence on the date hereof (the "Lease Date") and shall end sixty (60) months after the "Rent Commencement Date", as hereinafter defined.

3. The "Rent Commencement Date" shall be the later of (i) the 1st day of June, 1998, or (ii) the date Landlord delivers the Premises to Tenant with Landlord's Work substantially complete (as defined in Exhibit B attached hereto and made a part hereof). In the event the Rent Commencement Date is a date other than the first day of a calendar month, the term of the lease shall run for the number of months set forth above from the first day of the calendar month following the Rent Commencement Date. Landlord and Tenant hereby agree to execute an agreement (the "Commencement and Estoppel Agreement" attached hereto as Exhibit
F) specifying the Rent Commencement Date hereof.

     Rent.

     a. Commencing with the Rent Commencement Date, Tenant shall pay as annual rent for the Premises the sum of Eighty-two Thousand One Hundred Seventy-nine and 96/100 Dollars ($82,179.96) per annum, payable in equal monthly installments of Six Thousand Eight Hundred Forty-eight and 33/100 Dollars ($6,848.33) each (the "Initial Base Rent"). All monthly installments of rent shall be payable to Landlord or its designated agent, in advance, without previous notice or demand therefor, and without recoupment, deduction or setoff, with the first monthly installment to be due and payable no later than the Rent Commencement Date and each subsequent monthly installment to be due and payable on the first day of each and every month following the Rent Commencement Date during the term hereof. If the Rent Commencement Date is a date other than the first day of a month, rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day.

     b. Landlord hereby acknowledges receipt of Six Thousand Eight Hundred Forty-eight and 33/100 Dollars ($6,848.33) to be held as security for the performance by Tenant or Tenant's covenants and obligations under this Lease, it being expressly understood that the deposit shall not bear interest to Tenant, and shall not be considered an advance payment of rental or a measure of Landlord's damage in case of default by Tenant. Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant's covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrearage of rent and/or to correct or repair any damage, injury, expense or liability caused to Landlord by the event of default or breach of covenant. Any balance of the security deposit remaining after the full and complete satisfaction of Tenant's obligations to Landlord shall be returned by Landlord to Tenant upon termination of this Lease; provided, however, that Landlord may retain all or a portion of the security until Landlord makes the final annual adjustments of Annual Operating Costs and Real Estate Taxes and ascertains Tenant's share of such amounts which accrued prior to the expiration of the term.

4.   Rent Adjustment.

     a. On the first day of the second Lease Year (as hereinafter defined) and on the first day of each Lease Year thereafter, the Base Rent shall be increased to equal one hundred three percent (103%) of the Base Rent (as previously adjusted hereunder) in effect during the immediately-preceding Lease Year.

     b. For the purposes of this Lease, the term "Lease Year" shall be defined to mean a period of twelve (12) full calendar months. The first Lease Year shall commence on the Rent Commencement Date (or on the first

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day of the first calendar month following the Rent Commencement Date if said date is other than the first day of a calendar month), and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.

5. Increases in Annual Operating Costs. Commencing with the second lease year, Tenant agrees to pay to Landlord, as additional rent, its Pro-Rata Share (as hereinafter defined) of any amount by which the total Annual Operating Costs (as hereinafter defined), for each Adjustment Year (as hereinafter defined), exceeds an amount equal to the Annual Operating Costs for the Premises incurred in fiscal year October 1, 1997 - September 30, 1998 (the "Base Annual Operating Cost"). For the purposes of this lease, the Adjustment Year shall mean the twelve month period ending on each September 30, the first such Adjustment Year being the twelve month period ending on the first September 30 occurring after the Rent Commencement Date.

     a. Annually during the term hereof, Landlord shall furnish to Tenant a statement (the "Annual Statement") of the actual Annual Operating Costs for each Adjustment Year. Tenant shall, within thirty (30) days of its receipt of said Annual Statement, pay to Landlord its Pro-Rata Share of the difference between the actual Annual Operating Cost reflected on said Statement and the Base Annual Operating Cost set forth above (which difference is hereinafter referred to as the "Increase"). Thereafter, commencing on the first day of October immediately following the Adjustment Year covered by said Annual Statement, Tenant shall pay to Landlord monthly during the term hereof, as additional rent, without notice or demand therefor and without any deduction or setoff whatsoever, an amount equal to one-twelfth (1/12th) of its Pro-Rata Share of such Increase. Tenant's monthly payment set forth above shall be adjusted as of the end of each succeeding Adjustment Year to the actual increase set forth in each successive Annual Statement, and such adjustment shall be paid within thirty (30) days of the date of said Annual Statement. The amount of any Increase calculated from time to time pursuant to any Annual Statement shall be used as the basis for calculating Tenant's monthly payment for the next succeeding twelve (12) month period.

     b. At any time or times prior to or during the first Adjustment Year, Landlord may submit to Tenant a statement of Landlord's estimate of Tenant's Increase for such Adjustment Year. If such estimate is submitted prior to the first Adjustment Year, Tenant shall pay to Landlord one-twelfth (1/12th) of the amount so estimated on the first day of each month in advance, commencing on October 1 of the Adjustment Year. In case such estimate is submitted during the first Adjustment Year, Tenant shall, (i) within thirty (30) days after the delivery of such statement, make a lump sum payment to Landlord equal to 1/12th of Tenant's estimated Increase for such Adjustment Year multiplied by the number of months in such Adjustment Year that will have elapsed prior to the first monthly payment required by clause (ii) hereof, and (ii) begin paying to Landlord, as additional monthly rent, due and payable on the first day of each month, an amount equal to 1/12th of Tenant's Increase as so estimated.

     c. For the purposes of this paragraph 5, the following provisions shall control:

     i. All monthly payments as may be required hereunder for the period from the first day of each Adjustment Year through the date of receipt of the Annual Statement for the preceding Adjustment Year, shall be payable without demand in full on the first day of the calendar month next following the date of receipt of said Annual Statement. Failure by the Landlord to timely provide any Annual Statement shall not constitute a waiver by Landlord of its rights to payments due pursuant to this paragraph, and the obligations hereunder shall survive the expiration or other termination of this Lease.

     ii. For any applicable Adjustment Year that begins prior to the Rent Commencement Date or ends after the expiration date of this Lease, the Increase for that Adjustment Year shall be apportioned on a per diem basis so that only that portion of such Increase as is attributable to the portion of such Adjustment Year that occurs during the term of this Lease, shall be payable by Tenant.

     d.  The Tenant's Pro-Rata Share as used herein shall mean .83 percent.

     Annual Operating Costs as used herein shall include all costs of operation, maintenance and repair of the Building and its appurtenances as a first-class office building, and shall include the following by way of illustration but not limitation: Real Estate Taxes (as hereinafter defined), personal property taxes, insurance, and the cost of labor, materials and services for the operation, maintenance and repair of the Building, its appurtenances and parking areas (including painting and papering of common areas and replacement of carpet and flooring in common areas), including but not limited to, water and sewer charges, garbage and waste disposal, license, permit and inspection fees, heat, light, power and other utilities, chillers, air conditioning and ventilation, elevator service, plumbing service, window cleaning service, janitorial and cleaning service, maintenance and service contracts, landscaping (including upgrades and replacements thereto), security service, watchmen, guards, and any other personnel engaged in the operation, maintenance or repair of the Building and its appurtenances together with payroll taxes, insurance and employee benefits applicable thereto. Also included are management expenses and fees, legal and accounting fees, the Landlord's general and administrative expenses and a reserve for parking facilities and roof repairs of two cents ($.02) per square foot of rentable area. In addition, Annual Operating Costs shall include
(i) depreciation for capital expenditures made by Landlord to reduce operating expenses if Landlord shall have reasonably determined that the annual reduction in operating expenses shall exceed depreciation therefor; depreciation shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item, and (ii) the cost of capital improvements made in order to comply with statutes, rules, regulation or directives hereafter promulgated by any governmental authority after the Rent Commencement Date, relating to energy

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conservation, public safety or other reason.  Any of the services, supplies or materials which may be included in the computation of Annual Operating Expenses for the Property may be performed by subsidiaries or affiliates of Landlord, so long as such subsidiaries or affiliates do not charge more than the prevailing market rate for such services.

     e. The term "Real Estate Taxes" means all taxes rates and assessments, general and special, levied or imposed with respect to the land, buildings and improvements of which the Premises are a part, including all taxes, rates and assessments, general and special, levied or imposed for schools, public betterment, general or local improvements and operations and taxes imposed in connection with any special taxing district. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, buildings and improvements, and/or Landlord in substitution for real estate taxes presently levied or imposed on fixtures in Fairfax County, Virginia, then any such new tax or levy shall be included within the term "Real Estate Taxes". Should any governmental taxing authority acting under any law or regulation, levy, assess, or impose a tax, excise and/or assessment however described (other than an income or franchise tax) upon, against, on account of, or measured by, in whole or in part, the rent expressly reserved hereunder, or upon the rent expressly reserved under any other leases or leasehold interests in the Premises, the Building or the land upon which the Building is located, as a substitute (in whole or in part) or in addition to any existing real estate taxes on land and buildings or otherwise, such tax or excise on rents shall be included within the term "Real Estate Taxes". Expenses (consisting of attorneys' fees, consulting fees, expert witness fees and similar costs) incurred by Landlord to monitor the Real Estate Taxes or in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this paragraph, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this paragraph 5 and the Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payments shall have been based, Landlord shall pay to Tenant the Tenant's Pro-Rata Share of such refund. Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion, to abandon any contest with respect to the amount of any Real Estate Taxes without consent or approval of the Tenant. If under Fairfax County or Virginia law or regulations, the Tax Assessor is required to include leasehold (real property) improvements in determining the assessed value of the Building, then to the extent that Tenant makes leasehold improvements (including Tenant's original installation and Tenant's subsequent alterations, additions, substitutions and improvements) which are in excess of the building standards, whether done prior to or after the commencement of the term of this Lease, Tenant shall pay the Real Estate Taxes attributable to the value of such excess leasehold improvements throughout the term of this Lease within thirty (30) days after being billed therefor by Landlord.

     f. Tenant, upon not less than ten (10) days written notice to Landlord, shall have reasonable access during normal business hours to inspect the books and records of Landlord relating to Operating Costs and/or to have such books and records audited or reviewed, at Tenant's expense, for the purpose of verifying the Operating Costs statement. Tenant shall bear all costs relating
to such inspection, including, but not limited to, costs of photocopies.   Any
discrepancy in Tenant's Proportionate Share shall be promptly corrected by a payment of any shortfall to Landlord by Tenant within thirty (30) days after the applicable audit, or by a credit against the next payment(s) of Annual Operating Costs due under this Lease. Tenant shall keep the results of any audit of Operating Costs confidential.

6. Additional Rent. Any amounts required to be paid by Tenant hereunder and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered additional rental payable in the same manner and upon the same terms and conditions as the rent reserved hereunder. Any failure on the part of Tenant to pay such additional rental when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of rent.

7. Laws and Ordinances. Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it by the ordinances, laws and/or regulations of the Commonwealth of Virginia, whether required of Landlord or otherwise, in the conduct of Tenant's business. Tenant will indemnify and save Landlord harmless from all penalties, claims, and demands resulting from Tenant's failure or negligence in this respect.

8.   Furniture; Fixtures; Electrical Equipment.

     a. Tenant shall not place a load upon the floor of the Premises exceeding one hundred (100) pounds per square foot without Landlord's prior written consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. Tenant shall not keep within or about the Premises any dangerous, inflammable, toxic or explosive material. Tenant shall indemnify Landlord and hold it harmless against any and all damage, injury, or claims resulting from the moving of Tenant's equipment, furnishings and/or materials into or out of the Premises or from the storage or operation of the same. Any and all damage or injury to the Premises or the Building caused by such moving, storage or operation shall be repaired by Tenant at Tenant's sole cost. If Tenant fails to make any such repairs, Landlord may do so and Tenant agrees to immediately reimburse Landlord for any expenses so incurred.

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     b.  Tenant will not install or operate in the Premises any electrically operated equipment, mainframe computers or other machinery, other than electric typewriters, personal computers, standard network infrastructure, adding machines, standard office duplicating machines and such other small electrically operated office equipment as is used in modern offices without first obtaining the prior consent in writing of Landlord, who may condition such consent upon the installation, at Tenant's expense, of separate metering devices and the payment by Tenant of additional rent as compensation for such excess consumption of water and/or electricity or wiring as may be occasioned by the operation of said equipment or machinery or the installation of additional metering devices; nor shall Tenant install any other equipment whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air conditioning system or the electrical system of the Premises without the prior written consent of Landlord.

9.   Alterations.

     a. Tenant shall make no alterations or changes, structural or otherwise, to any part of the Premises, either exterior or interior, other than those which are cosmetic in nature, without Landlord's written consent. In the event of any such approved changes, Tenant shall have all work done at its own expense. Request for such consent shall be accompanied by plans stating in detail precisely what is to be done. Tenant shall comply with the building codes, regulations and laws now in force or hereafter enacted in Fairfax County and the Commonwealth of Virginia which pertain to such work. Any additions, improvements, alterations and/or installations made by Tenant (except only office furniture and business equipment) shall become and remain a part of the Building and be and remain Landlord's property upon the termination of Tenant's occupancy of the Premises; provided, however, that if Landlord gives written notice to Tenant at the expiration or other termination of this Lease to such effect then, except for ordinary wear and tear, it may require Tenant to restore said Premises to the same condition which existed on the date Tenant occupied the Premises for the conduct of business at Tenant's sole cost and expense. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations. If any alteration is made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work. It is further understood and agreed by Landlord and Tenant that any alterations shall be conducted on behalf of Tenant and not on behalf of Landlord. It is further understood and agreed that in the event Landlord shall give its written consent to Tenant's making any alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises or the Building to any mechanic's liens which may be filed in respect of any alterations made by or on behalf of Tenant. If any mechanic's or materialman's lien (or a petition to establish such lien) is filed in connection with any Alteration, then such lien (or petition) shall be discharged by Tenant at Tenant's expense within ten (10) days after Tenant has notice thereof by the payment thereof or the filing of a bond acceptable to Landlord. If Tenant shall fail to discharge any such mechanic's or materialman's lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of Base Rent falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. Landlord reserves the right to change, increase or reduce, from time to time, the number, composition, dimensions or location of any parking areas, signs, the Building name, service areas, walkways, roadways or other common areas or make alterations or additions to the Building, in its sole discretion.

     b. Notice of Non-Liability. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanics' or other lien for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the Premises. Whenever and as often as any lien arising out of or in connection with any work performed, materials furnished or obligations incurred by or on behalf of Tenant shall have been filed against the Premises, or if any conditional bill of sale shall have been filed for or affecting any materials, machinery or fixtures used in the construction, repair or operation thereof, or annexed thereto by Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien or conditional bill of sale within ten (10) days of Landlord's written request therefor.

     c. No approval of plans by Landlord shall be deemed to be a representation or warranty by Landlord that such plans or the work provided for therein will comply with applicable codes, laws or regulations or be in conformance with any insurance or other requirements which affect the Premises, and Tenant shall have the sole responsibility of complying with all such requirements notwithstanding Landlord's approval of Tenant's plans.

10. Damage. (a) If the Premises are damaged by fire or other cause covered by Landlord's policy of fire insurance with extended coverage or other property damage insurance carried by Landlord, the damage shall be repaired by and at the expense of Landlord and the Base Rent and Additional Rent until such repairs shall have been made shall abate pro-rata according to the part of the Premises which is unusable by Tenant. However, if such damage was caused by the negligence of Tenant, its employees, agents, contractors, visitors or licensees, then all rentals shall be payable by Tenant during such period. Due allowance shall be made for reasonable delay which may arise by reason of adjustment of fire insurance by Landlord, and for personnel delay on account of "labor troubles" or any other cause beyond Landlord's control. If, however, the Premises are rendered wholly untenantable by fire or other cause and Landlord shall decide not to rebuild the same, or if the entire Building be so damaged that Landlord shall decide to demolish it or not to rebuild it, then or in any of such events, Landlord may, at its option, cancel and terminate this Lease by giving Tenant notice in writing of its intention to cancel this lease, whereupon the term of this Lease shall terminate upon the thirtieth (30th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. In neither of the certain contingencies in this paragraph mentioned shall there be any liability on the part of Landlord to Tenant covering or in respect of any

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period during which the occupation of said Premises by Tenant may not be possible because of the matters hereinabove stated, nor shall Landlord be liable for any damage incurred by Tenant other than Landlord's obligation to repair the Premises as aforesaid. Without limiting the foregoing, Landlord shall not be responsible for consequential damages, lost profits or any damage to Tenant's personal property.

     (b) Notwithstanding anything to the contrary contained in this Lease, if the Premises are damaged or destroyed by fire, accident, the elements or other casualty (a "Casualty") during the term, Landlord shall notify Tenant within thirty (30) days after such Casualty of Landlord's good faith estimate of the time needed to undertake reconstruction of the Premises. If the estimated time for repairs to the Premises exceeds one hundred eighty (180) days from the date of Casualty, Tenant shall have the right to terminate this Lease by giving to Landlord notice of such termination within fifteen (15) days after Landlord provides notice of such good faith estimate. In the event that Landlord or Tenant do not exercise a right of termination as provided in this Lease, Landlord shall commence to repair the damage caused by such Casualty and, thereafter, shall diligently and continuously pursue completion of such repairs, within the estimated completion date as set forth in Landlord's notice. If Landlord fails to so complete the repairs within the estimated completion date, Tenant shall have the right and option, as its sole and exclusive remedy upon no less than thirty (30) days prior notice to Landlord to terminate this Lease; provided, however, that any termination of this Lease by Tenant shall be null and void if Landlord substantially completes repairs within thirty (30) days after receipt of Tenant's notice of termination.

11.  Condemnation.

     a. If the Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings, and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of such taking, and this Lease shall terminate as to the portion of the Premises taken by the condemning authority and rental shall be adjusted to the date of such taking. The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for relocation expenses and for fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and the building or part thereof so taken.

     b. If the nature, location or extent of any condemnation affecting the Building is such that Landlord elects in good faith to demolish the Building, then Landlord may terminate this Lease by giving at least sixty (60) days' written notice of termination to Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice.

12. Use of Premises. The Premises shall be used and occupied by Tenant solely for the purpose of general office use, and for no other purpose whatsoever. Tenant shall permit Landlord to transmit heat, air conditioning and electric current through the Premises at all times at Landlord's discretion. The Premises shall not be used for any illegal purpose or in violation of any valid regulation of any governmental body, or in any manner to (i) create any nuisance or trespass; (ii) annoy or embarrass Landlord or any other Tenant of the Property; (iii) vitiate any insurance; or (iv) alter the classification or increase the rate of insurance on the Building.

13. Repairs by Tenant. Tenant agrees to maintain the Premises and the fixtures therein in good order and in a condition commensurate with a first-class office building during the term of this Lease at its sole cost and expense, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same and all keys, locks and other fixtures connected therewith (except only office furniture and business equipment) in like good order and condition ordinary wear and tear excepted.

14. Repairs by Landlord. Landlord shall have no duty to Tenant to make any repairs or improvements to the Premises except structural repairs necessary for safety and tenantability, and then only if not brought about by any act or neglect of Tenant, its agents, employees or invitees. Landlord shall not be liable for any damage (including any consequential damages or lost profits) caused to the person or property of Tenant, its agents, employees or invitees, due to the Building or any part of appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, or from any other cause whatsoever. Tenant agrees to report immediately in writing to Landlord any defective condition in or about the Premises known to Tenant which Landlord is required to repair, and a failure to so report shall make Tenant liable to Landlord for any expense, damage or liability resulting from such defects.

15. Roof Rights. Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purposes.

16. Landlord's Remedies Upon Default. Tenant shall be in default under this Lease if Tenant (i) fails to pay any installment of Minimum Rent, Additional Rent or other charges or money obligation to be paid by Tenant hereunder within five (5) days after the same shall become due (all of which monetary obligations of Tenant shall bear interest at the highest rate allowable by law, not to exceed 18% per annum from the date due until paid); provided, however, that Tenant shall not be in default with respect to the first two (2) monetary payments received after such five (5) day period in any Lease Year until five
(5) days after Tenant's receipt of written notice of such late payment: or (ii) if Tenant shall default in performing any of the covenants, terms or provisions of this Lease (other than the payment, when due, of any of Tenant's monetary obligations hereunder) or any of the Rules and Regulations now or hereafter established by Landlord to govern the operation of the building and fails to cure such

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default within thirty (30) calendar days after written notice thereof from
Landlord; or if Tenant shall abandon the Premises; or if Tenant is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant's property; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof, is or is proposed to be, reduced or payment thereof deferred; or if Tenant makes an assignment for the benefit of creditors or if Tenant's property or effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within 10 calendar days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord, at its option may pursue any one or more of the following remedies without any notice or demand whatsoever:

     a. Landlord, at its option, may at once, or at any time thereafter terminate this Lease by written notice to Tenant, whereupon this Lease shall end concurrently with the receipt by Tenant of such notice. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom, and Landlord may forthwith re-enter the Premises and repossess himself thereof, and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort.

     b. Landlord may, without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and, if Landlord so elects, make such alterations and repairs as, in Landlord's judgment, may be necessary to relet the Premises, and relet such space or any part thereof for such rent and for such period of time and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor. Upon each such reletting, all rent received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, including interest thereon; second, to the payment of any loss or expense of such reletting, including brokerage fees, attorneys' fees, advertising and promotion expenses and the cost of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, together with interest thereon as herein provided; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default.

     c. In the event Landlord terminates this Lease in accordance with the provisions of this paragraph 16, Landlord may, in addition to any other remedy it may have, recover from Tenant all damages and expenses Landlord may suffer or incur by reason of Tenant's default hereunder, including, without limitation, the cost of recovering the Premises, reasonable attorneys' fees and the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which sums shall become immediately due and payable by Tenant to Landlord upon demand of Landlord.

     d. That if the rent agreed to be paid, including all other sums of money which under the provisions hereof are declared to be rent, shall be in arrears in whole or in part for five or more calendar days, Landlord may, at its option (if such arrearage remains unpaid after ten calendar days written notice to Tenant), declare the tenancy hereunder converted into a tenancy from month to month, and upon giving written notice to Tenant of the exercise of such option, Landlord shall forthwith be entitled to all provisions of law relating to the summary eviction of monthly tenants in default.

     e. Anything in this Lease to the contrary notwithstanding, in order to cover the extra expense involved in handling delinquent payments, Tenant shall pay a "late charge" of Two Hundred Fifty and No/100 Dollars ($250.00) when any installment of rent (basic or otherwise, as may be considered additional rental under this Lease) is paid more than five (5) calendar days after the due date thereof. It is hereby understood that this charge is for extra expenses incurred by the Landlord in processing the delinquency and shall not be considered interest.

     f. Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies herein or at law or in equity provided, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenant's violation of any of the covenants and provisions of this Lease.

     g. Tenant hereby appoints the person in charge of the Premises at the time as its agent to receive service of all dispossessory or restraint proceedings and notices thereunder and under this Lease, and if no person is then in charge of the Premises, such service or notice may be made by attaching the same to the main entrance of the Premises, provided that a copy of any such proceedings or notices shall be mailed to Tenant in the manner set forth in paragraph 16 hereof.

17. Services of Landlord. Landlord shall furnish reasonably adequate electric current, elevator service, water and lavatory supplies during normal business hours, and normal and usual cleaning and janitorial service for the Building Common Areas only after business hours. Landlord further agrees to furnish heat and air conditioning in its judgment sufficient to reasonably cool or heat the Premises from 8:00 a.m. to 6:00 p.m., Mondays through Fridays, inclusive; and from 9:00 a.m. to 1:00 p.m., Saturdays (said services not being furnished on Sundays or legal holidays), provided, however, that Landlord shall not be liable for failure to furnish or for suspension or delay in furnishing such services due to breakdown, maintenance, or repair work, strike, riot, civil commotion, governmental action or any other cause beyond the reasonable control of Landlord, or for interruptions of service for reasonable periods in connection with construction work being performed in the Building. Landlord shall, upon at least twenty-four (24) hours notice from Tenant, provide after hours HVAC for a charge of no more than $35.00 per hour, payable by Tenant as Additional Rent.

18.  Insurance.

     a. Tenant agrees that it will indemnify and save Landlord harmless from any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses of any kind (including attorneys' fees) (i) relating to or arising from or in connection with the possession, use, occupation, management, repair, maintenance or control of the Premises or any portion thereof, or (ii) arising from or in connection with any act or omission of Tenant or Tenant's agents, employees or invitees, or (iii) resulting from any injury to person or property or loss of life sustained in or about the Premises. To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the term of this Lease for the protection of Landlord and Tenant herein, commercial general liability insurance with limits of at least Two Million Dollars ($2,000,000.00) combined single limit for each occurrence, with an approved insurance company, and Tenant shall deliver to Landlord a copy of said policy or a certificate showing the same to be in full force and effect prior to the Rent Commencement Date and at least annually thereafter.

     b. Throughout the Lease Term, Tenant shall insure, for their full insurable value, the contents of the Premises, including furnishings, fixtures and equipment used or installed in the Premises by or on behalf of Tenant, and the other personal property of Tenant in the Premises, against loss due to fire and other casualties included in broad form property insurance policies, with an agreed amount endorsement and replacement cost coverage.

     c. Said public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Premises, shall
(i) be issued in form acceptable to Landlord by good and solvent insurance companies qualified to do business in the Commonwealth of Virginia reasonably satisfactory to Landlord; (ii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; (iii) provide for at least 30 days' prior written notice to Landlord of any cancellation or other expiration of such policy or any defaults thereunder, Tenant's liability insurance policy shall name Landlord and Landlord's managing agent (and, if so requested, Landlord's mortgagee) as additional insureds. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to the Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

     d. (1) To the extent permitted by law, each of Landlord and Tenant hereby releases the other , to the extent of all insurance carried (or required to be carried) by each party under the terms of this Lease, from liability for any loss or damage caused by fire or other of the extended casualties insured against; provided, however, that this release shall be in force and effect only with respect to loss or damage occurring during such time as the releasing party's insurance policy contain a clause or clauses which provides that: (i) the insurance company waives subrogation or consents to a waiver of right of recovery, and (ii) such waiver of subrogation or consent to a waiver of a right of recovery does not adversely affect or prejudice said policy or the releasing
party's right of full recovery thereunder.   Landlord's release of Tenant under
this subparagraph 18(d) is expressly conditioned upon Tenant's full cooperation with Landlord's insurance carrier in inspections of the Premises and Tenant's compliance with all requirements imposed by Landlord's insurance carrier with respect to any activities in or use of the Premises which increases the risk of loss to the Building or the Premises.

     (2) If a party advises the other party that a clause of the type described in paragraph (1) above is (i) not obtainable, or (ii) only obtainable at additional cost, then such party shall not be obligated to obtain a waiver; provided, however, that with respect to an inability to obtain a waiver due to the imposition of additional cost, the party shall promptly notify the other party of the amount of such additional cost and, if the party desiring that the other party obtain a waiver agrees in writing to pay the additional cost of obtaining the waiver, then, upon receipt of such payment, that party shall obtain a waiver of subrogation for the benefit of the other party, as described
in paragraph (a) above   To the extent that Tenant is permitted to self insure
as to its personal property located in the Premises, Tenant will nevertheless be deemed to be insured for such personal property for the purposes of this paragraph (d).

19. Property at Tenant's Risk. It is understood and agreed that all personal property in the Premises, of whatever nature, whether owned by Tenant or any other person, shall be and remain at Tenant's sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing, or leaking of the roof or of water, sewer, or steam pipes, or from heating or plumbing fixtures, or from the handling of electric wires or fixtures, or from theft or vandalism or from any other cause whatsoever.

20.  Assignment; Subletting.

     a. Neither Tenant, nor any of its permitted successors or assigns, shall transfer, assign, mortgage, encumber, or, by operation of law or otherwise, pledge, hypothecate, or assign all or any of its interest in this Lease, or sublet or permit the Premises, or any part thereof, to be used by others, including, but not by way of limitation, concessionaires or licensees of Tenant, without the prior written consent of Landlord, in each instance, which consent Landlord may withhold in its reasonable discretion. Any such subletting or assignment shall be referred to as a "Transfer", and the person to whom Tenant's interest is transferred shall be referred to as a "Transferee".

     b. The prohibition against any Transfer without the prior written consent of Landlord shall apply, without limitation, to the following circumstances, each of which shall be deemed a Transfer; (i) if Tenant or any guarantor of this Lease is a corporation (other than a corporation, the outstanding voting stock of which is listed on a "national securities exchange," as defined in the Securities Exchange Act of 1934), and if shares of such corporation are transferred by sale, assignment, bequest, inheritance, operation of law or otherwise (including, without limitation, a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceeding), so as to result in or make possible a change in the present control of such corporation; (ii) if Tenant or any guarantor of this Lease is a partnership, any change in control or ownership of such partnership; (iii) any transfer by sale, assignment, bequest, inheritance, operation of law or other disposition of all or substantially all of the assets of Tenant or any guarantor which results in or makes possible a change in the present control of the business of Tenant or any such guarantor; (iv) any other change in ownership of Tenant, any guarantor of this Lease or the business operated by Tenant, or (v) any subletting or assignment which occurs by operation of law, merger, consolidation, or reorganization or any change of Tenant's corporate or proprietary structure. In no event may Tenant assign this Lease, or sublease the Premises, if Tenant is in default under this Lease.

     c. In the event that Tenant desires to effect a Transfer hereunder, Tenant shall give Landlord written notice (the Transfer Notice") thereof. To be effective, the Transfer Notice shall be accompanied by Tenant's check, payable to the order of Landlord, or Landlord's Agent, in an amount equal to the greater of (i) $500.00 or (ii) one percent (1%) of the Minimum Rent to compensate Landlord for the cost of reviewing the proposed Transfer and specify the proposed Transferee, and the proposed terms of the Transfer, and contain such information about the proposed Transferee, its experience, its financial situation, its methods of operation, and its impact on the Building, as a prudent businessman would require in making the Transfer decision. Tenant specifically agrees to apprise Landlord of any adverse or negative information in its possession concerning the proposed Transfer and the proposed Transferee. The Transfer Notice shall also contain a certificate by Tenant (or an officer or general partner of Tenant if Tenant is a corporation or partnership) of all "Transfer Consideration" (as defined below) or payable in connection with the proposed Transfer. Within forty-five (45) days of the receipt of the Transfer Notice Landlord shall, by written notice to Tenant, elect: (i) to permit the proposed Transfer; (ii) to terminate this Lease, (iii) to sublet with the right to further sublet from Tenant for the balance of the term of this Lease (a) all of the Premises, or (b) only so much of the Lease Premises as Tenant proposed to Transfer, at the same rental as Tenant is obligated to pay to Landlord hereunder; or (iv) to deny consent to the proposed Transfer, in which event Tenant shall continue to occupy the Lease Premises and comply with all of the terms and conditions hereof.

If Landlord consents to a Transfer, the permitted Transferee shall assume by written instrument all of Tenant's obligations under this Lease and such Transferee, at least thirty (30) days prior to the effective date of the permitted Transfer, shall deliver to Landlord the proposed sublease, assignment and assumption agreement or other instrument evidencing the Transfer and the Transferee's undertaking to perform Tenant's obligations under this Lease. All of such documents shall be subject to Landlord's prior written approval. In the event of a permitted Transfer, Tenant shall continue to be liable hereunder, and shall not be released from performance hereunder. In addition to the Rent reserved hereunder, Tenant shall pay to Landlord all monies, property and other consideration of every kind whatsoever paid or payable to Tenant in consideration of or related to such Transfer and for all property transferred to the Transferee, as all or part of the consideration including, without limitation, fixtures, other Leasehold Improvements, furniture, equipment and furnishings (collectively, all of the foregoing monies, property and other consideration shall be referred to as the "Transfer Consideration"), but excluding bona fide consideration paid for transfer of Tenant's property. Following a permitted Transfer of this Lease, Landlord shall not be required to send the named Tenant any notice of default by the approved Transferee.

     e. Any Transfer without Landlord's consent, whether as a result of any act or omission of Tenant, or by operation of law or otherwise, shall not be binding upon Landlord, and shall confer no rights upon any third person. Each such unpermitted Transfer shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease. The acceptance by Landlord of the payment of Rent following any Transfer prohibited by this Article 20 shall not be deemed to be a consent by Landlord to any such Transfer, an acceptance of the Transferee as a tenant, a release of Tenant from the performance of any covenants herein contained, or a waiver by Landlord of any remedy of Landlord under this Lease, although amounts actually received shall be credited by Landlord against Tenant's rent obligations. Consent by Landlord to any one Transfer shall not constitute a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, concessionaires, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Lease Premises by any such assignee, concessionaire, subtenant or licensee.

     f. If Tenant is a corporation, limited liability company or partnership, Tenant represents that the ownership and power to vote its entire outstanding capital stock or partnership interests belongs to and is vested in the persons listed on Exhibit "E". The foregoing provisions of this paragraph (f) shall not apply to a publicly held entity described in clause (i) of paragraph (b) of this
Article 20, or if Tenant has filed Form S-1 with the SEC, submission of such Form S-1, by Tenant, at Tenant's discretion, will satisfy this section.

     g. If any sublease or assignment provides that the subtenant or assignee is to pay any amount in excess of the rent and other charges due under this Lease, Tenant shall pay to Landlord any such excess as additional rent no later than ten (10) days after Tenant's receipt thereof, after deducting actual costs associated with assigning or subletting the space.

21.  Signs.

     a. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Premises or on any public area of the Building, except the directories and the office doors, and then only in such places, numbers, sizes, colors and style as are approved by Landlord and which conform to all applicable laws and/or ordinances.

22. Rules and Regulations. Tenant shall at all times comply with the rules and regulations set forth on Exhibit C attached hereto, and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant. Landlord agrees that it will use diligent, commercially reasonable efforts to enforce the rules and regulations in a non-discriminatory manner.

23.  Lien on Personal Property.  Intentionally Deleted.

24. Parking. Tenant hereby leases from Landlord, during the term of this Lease, eleven (11) parking spaces in the parking garage adjacent to the Building. All parking spaces are leased on a non-exclusive basis, provided, however, Landlord reserves the right to designate or assign specific parking spaces for Tenant's use or for the use of other Building tenants, and the further right to redesignate or relocate, from time-to-time, any such designated or assigned spaces. During the first Lease Year the monthly rental for each parking space leased to Tenant is Forty Dollars ($40.00). The aforesaid parking space rental shall escalate annually by the same percentage, in the same manner and at the same time as the Initial Base Rent escalates pursuant to paragraph 4 above. Monthly rental for parking spaces shall be payable, in advance, at the same time that the Initial Base Rent is payable. Tenant hereby acknowledges and agrees that only compact cars will be parked in spaces designated for compact cars and that all other automobiles parked in such spaces will be towed at the automobile owner's risk and expense. Tenant will not assign or sublease its parking rights hereunder, except in connection with an approved assignment or subleasing of the Premises and any attempted assignment or sublease shall be deemed a prohibited assignment or sublease pursuant to the terms of paragraph 20 above. Landlord reserves the right to transfer the management and operation of the parking garage to a third party. Tenant agrees to comply with, and abide by, any and all traffic and/or parking rules and regulations imposed by Landlord from time-to-time.

25. Landlord Access. Landlord may enter the Premises at all reasonable hours, upon twenty-four (24) hours notice, except for emergencies, to exhibit the same to prospective purchasers, mortgagees or tenants, to inspect the premises to see that Tenant is complying with all its obligations hereunder, to make repairs required of Landlord under the terms hereof or to make repairs to Landlord's adjoining property.

26.  Subordination.

     a. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages or deeds of trust, which may now or hereafter affect or encumber the Building or the real property of which the Premises form a part and to all renewals, modifications, consolidations, replacements or extensions
thereof.   This paragraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of any such subordination, Tenant shall execute within five (5) calendar days after receipt, any certificate or agreement that Landlord may reasonably so request. Tenant covenants and agrees to attorn to Landlord or to any successors to Landlord's interest in the Premises, whether by sale, foreclosure or otherwise.

     b. Notwithstanding the foregoing, in the event any such ground lessor or mortgagee shall elect to make the lien of this Lease prior to the lien of its ground lease, mortgage or deed of trust, then, upon such party giving Tenant written notice to such effect, this Lease shall be deemed to be prior in lien to the lien of such ground lease, mortgage or deed of trust, whether dated prior or subsequent thereto.

27. Mortgagee Protection. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by registered mail, a copy of any Notice of Default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) calendar days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) calendar days, any such Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Tenant agrees that in the event of the sale of the property, by foreclosure or deed in lieu thereof, the purchaser at such sale shall only be responsible for the return of any security deposits paid by Tenant to Landlord in connection with this Lease to the extent that such purchaser actually receives such security deposit.

28. Landlord shall finish the Premises in accordance with the terms and provisions of the Building Standards and Allowances and the Work Agreement (if any) attached hereto as Exhibits B and D, respectively, and by this reference made a part hereof. It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises except as set forth in said Exhibits B and D.

29.  Hold-Over.   Hold-Over. If Tenant shall not immediately surrender the
Premises the day after the end of the term hereby created, then Tenant shall, by virtue of this agreement, become, at Landlord's option, either (a) a tenant at sufferance, or (b) a tenant from month-to-month. In either of such events, rent shall be payable at a monthly or daily rate, as the case may be, of one and one-half the Minimum Rent and Additional Rental payable by Tenant immediately prior to the expiration or termination of the term, with said tenancy to commence on the first day after the end of the term above demised; and said tenancy shall be subject to all of the conditions and covenants of this Lease insofar as such covenants and conditions are applicable thereto. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession of the Premises after the expiration of the term of this Lease. If Landlord fails to make an election under clause (a) or (b) within ten (10) days after the expiration or termination of the term, the hold-over tenancy shall be deemed to be a tenancy from month-to-month. If Tenant holds over as a month-to-month tenant, each party hereto shall give to the other at least thirty (30) days' written notice to quit the Premises (any right to a longer notice period being hereby expressly waived), except in the event of non-payment of rent in advance or of the other Additional Rents provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being expressly waived; provided, however, that in the event Tenant shall hold over after expiration of the term hereby created, and if Landlord shall desire to regain possession of said Premises promptly at the expiration of the term aforesaid, then at any time prior to the date Landlord makes (or is deemed to have made) its election under clause (b) of this Article 29, Landlord at its option, may re-enter and take possession of the Premises forthwith, without process, or by any legal action or process in force in the state in which the Premises is located; provided, however, that if Landlord has accepted rent for any period beyond the expiration of the term and Tenant is not then in default under any of the provisions of this Lease, Landlord shall promptly refund to Tenant an amount equal to any excess rental received by Landlord with respect to any period after Landlord exercises its right to re-enter the Premises under this Article 29.

30. Estoppel Certificates. Tenant agrees, at any time and from time to time, upon not less than twenty (20) calendar days' prior written notice from Landlord, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated by Landlord, a statement in writing (i) certifying that Tenant is in possession of the Premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder, (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) stating the dates to which the rent and other charge hereunder have been paid by Tenant, and (iv) stating whether or not, to the best of Tenant's knowledge, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default in detail. If Tenant fails to execute and return any such agreement to Landlord within such twenty (20) day period, then Landlord shall be entitled to collect from Tenant, as liquidated damages with respect to such default of Tenant in addition to Base Rent and other amounts payable hereunder, as Additional Rent, an amount equal to one-half of one percent (1/2%) of the then amount of Base Rent then payable under this Lease, for each day Tenant delays in returning the requested agreement to Landlord. Any such statement, delivered pursuant hereto may be relied upon by any owner, prospective purchaser, mortgagee or prospective mortgagee of the Building or of Landlord's interest therein.

31. Quiet Enjoyment. Landlord warrants that it has the right to make this Lease for the term aforesaid and that it will put Tenant into complete and exclusive possession of the Premises. Landlord covenants that if Tenant pays the rent and all other charges provided for herein, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Tenant shall at all times during the term hereof peaceably and quietly have, hold and enjoy the Premises, without any interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof.

32. Delay. In the event Landlord for any reason is unable to deliver possession of the Premises to Tenant on or before the Rent Commencement Date, at Landlord's option, (i) this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord by reason of any such delay but no rent shall be payable during the pendency of any such delay (except as provided in Exhibit B), or (ii) upon written notice to Tenant, Landlord may terminate this Lease and, except for the return of any security deposit or prepaid rent, Landlord shall have no further obligation or liability to Tenant. In the event that Landlord does not so terminate this Lease, at such time as Landlord tenders possession of the Premises to Tenant in writing, Tenant shall commence payment of rent pursuant to paragraph 3 hereof, and the expiration date of the term of this Lease shall be extended for a period equal to the period of such delay. In the event of any such delay, Landlord and Tenant shall execute a Commencement and Estoppel Agreement as provided in Article 2, specifying the date on which possession of the Premises was tendered by Landlord. Notwithstanding the foregoing to the contrary, subject to events of Force Majeure and any Tenant Delay (as defined in Exhibit B), if Landlord fails to deliver the Premises to Tenant on or before August 1, 1998, Tenant may, as its sole and exclusive remedy, with fifteen (15) days prior written notice, terminate this Lease. In the event Landlord delivers the Premises to Tenant within said fifteen (15) day period as aforesaid, Tenant's notice to terminate shall be null and void and the Lease shall continue in full force and effect.

33. Relocation of Tenant. It is understood and agreed that Landlord shall have the right, one time, at its sole cost and expense, to relocate Tenant to other premises within the Building of equal or greater kind and quality, provided (i) the Premises is less than 3,000 gross rentable square feet, or (ii) such relocation is necessary in order for Landlord to accommodate a tenant whose space requirements equal or exceed fifty percent (50%) of the total gross rentable square feet contained within the full floor upon which the Premises is located. In no event shall any relocation accomplished pursuant to this paragraph result in a change in the rent payable under this Lease.

34. Financial Statements. Tenant, upon Lease execution, and thereafter upon written request by Landlord, will provide Landlord with a copy of its current financial statements, consisting of a balance sheet, an earnings statement, statement of changes in financial position, statement of changes in tenant's equity, and related footnotes, prepared in accordance with generally accepted accounting principles. Such financial statements must be either certified by a CPA or sworn to as to their accuracy by Tenant's most senior official and its chief financial officer. The financial statements provided must be as of a date not more than 12 months prior to the date of request. Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders.

35. Modifications Due to Financing. If, in connection with obtaining temporary or permanent financing for the Building or the land upon which the Building is located, any such lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, delay or defer the execution of an agreement of modification of this Lease, provided such modifications do not increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's reasonable use and enjoyment of the Premises.

36. Attorneys' Fees. The non-prevailing party shall reimburse the prevailing party upon demand for any costs or expenses, including attorney fees, incurred in connection with the enforcement of obligations hereunder. Any and all costs or expenses incurred by Landlord pursuant to the provisions hereof shall be considered as Additional Rent hereunder. Tenant acknowledges that it has engaged counsel in connection with the negotiation of this Lease, or that Tenant has freely decided to enter into this Lease without engaging the services of counsel.

37. Notices. All notices required or desired to be given hereunder by either party to the other shall be sent, postage prepaid, by certified or registered mail or by national overnight delivery service (with receipt therefor). All rents and other monetary obligations arising hereunder, and all notices to the respective parties shall be addressed and sent as follows:

If to Landlord:                                   Rent Checks Payable to:

     B.F. Saul Real Estate Investment Trust       Travelers Insurance Co.
     c/o Franklin Property Company                RE: 501998
     8401 Connecticut Avenue                      P.O. Box 64205
     Chevy Chase, Maryland 20815                  Baltimore, Maryland 21264-4205
     Attn:  Philip D. Caraci,
            Senior Vice President and Secretary

If Tenant:

     Inktomi Corporation
     1900 S. Norfolk Street
     San Mateo, CA 94403
     Attn: Marion Smith, III

38. Remedies Cumulative; No Waiver. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

39. Modification. This writing is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, discussions and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

40. Waiver of Jury Trial. Landlord and Tenant each hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use of occupancy of the Premises.

41. Headings. The captions and headings contained herein are for convenience and reference only.

42. Applicable Law. This Lease shall be construed under the laws of the Commonwealth of Virginia.

43. Rent Tax. Tenant shall pay any rental, sales, use, business and/or similar taxes levied or imposed by the Commonwealth of Virginia, the County of Fairfax, or other governmental authority, whether imposed on Tenant or Landlord, such payments to be in addition to all other payments required under the terms of this Lease.

44. Gender; Assigns and Successors. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural may be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The term "Landlord" as used in this Lease, means only the owner for the time being of the Landlord's interest in this Lease. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the term hereof, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of its ownership. Whenever Landlord conveys its interest in the Building,

Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of said release shall be the date the assignee of Landlord executes an assumption of such an assignment whereby the assignee expressly agrees to assume all of Landlord's obligations, duties, responsibilities and liabilities with respect to this Lease. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the foregoing provision.

45. Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

46.  Interpretation.   Whenever in this Lease any printed portion, or any part
thereof, has been stricken out, whether or not any replacement provision has been added, this Lease shall be read and construed as if the material so stricken out were never included herein, and no implication shall be drawn from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein. The Exhibits referred to in this Lease and attached hereto are a substantive part of this Lease and are incorporated herein by reference. In any legal proceeding respecting this Lease, this Lease will be construed with equal weight for the rights of both parties, the terms hereof having been determined by free and fair negotiation, with due consideration for the rights and requirements of both parties. Both parties agree that they have had equal input into the wording and phraseology of the provisions of this Lease, and that, therefore, no provision will be construed as drafted by one party or the other, without respect to whose draft
of this Lease the wording or phraseology arises.   If any of the typewritten
portions of this Lease conflict with any of the printed provisions of this Lease, the provisions set forth in the typewritten portions shall control; provided, however, that to the extent the printed portions of this Lease may be read in a manner which will not conflict with the provisions of the typewritten portions, then such interpretation shall be deemed to be the correct interpretation of the provisions of this Lease.

47. Landlord's Liability. Any agreement, obligation or liability made, entered into or incurred by or on behalf of B.F. Saul Real Estate Investment Trust binds only its trust property and no shareholder, trustee, officer, agent or employee of the Trust assumes or shall be held to any liability therefor. Tenant agrees that Landlord shall have no personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Building including, without limitation, the collection of any judgement or the enforcement of any other judicial process requiring the payment or expenditure of money by Landlord, subject, however, to the prior rights of any holder of any mortgage or deed of trust covering all or part of the Building, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim and, in the event Tenant obtains a judgement against Landlord, the judgement docket shall be so noted. This Section shall inure to the benefit of Landlord's successors and assigns and their respective principals.

48.  Survival of Obligations.   Landlord and Tenant's liabilities existing as of
the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

49. Entity Tenants. If Tenant is a corporation, partnership or limited liability company, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is duly constituted as such entity and is qualified to do business in the state where the Premises are located; all Tenant's franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors, partnership agreement or other applicable authority of such entity to execute and deliver this Lease and certificate of good standing, dated within sixty (60) days prior to the Lease Date, issued by the jurisdiction in which Tenant is organized, and one or more of the following confirming the authorization and due execution of this Lease by Tenant: (i) a certificate of Tenant's Secretary if Tenant is a corporation; or (ii) a consent of the general partners if Tenant is a partnership, or (iii) a certified copy of the Articles of Organization, operating agreement or other evidence satisfactory to Landlord evidencing the authority of the members of a limited liability company executing this Lease on behalf thereof.

50. The Building is a "No Smoking" building. No smoking is permitted in any tenant premises or any public or common areas within the Building. Landlord reserves the right to designate areas adjacent to the Building where smoking is permitted or prohibited. Persons smoking in areas adjacent to the Building shall deposit all ashes and other trash in appropriate ashtrays or trash receptacles, and shall not leave any litter in such areas.

51. No Option. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord. Neither party shall have any legal obligation to the other in the event that the lease contemplated herein is not consummated for any reason. Discussions between the parties respecting the proposed lease described herein, shall not serve as a basis for a claim against either party or any officer, director or agent of either party.

52. Special Stipulations. The terms, covenants and conditions set forth in any Articles of this Lease numbered higher than this Article 52 ("Special Stipulations") are intended to supplement and, in certain events, modify or vary, the other provisions set forth in the foregoing provisions of this Lease. If any of the Special Stipulations conflict with any of the foregoing provisions of this Lease, the provisions set forth in the Special Stipulations shall control; provided, however, that to the extent the preceding portions of this Lease may be read in a manner which will not conflict with the provisions of the Special Stipulations, then such interpretation shall be deemed to be the correct interpretation of the provisions of this Lease and the Special Stipulations.

53. Landlord Contribution. Landlord agrees to contribute up to Seven and 00/100 Dollars ($7.00) per square foot of Premises ("Landlord's Contribution) towards the actual amount expensed to construct and improve the Premises in accordance with plans approved by Landlord. Such costs will include all architectural or engineering design costs, the costs of obtaining permits and approvals for the work, plan review and similar charges, and, in the event Landlord, as General Contractor, supervises the construction of Tenant's improvements to the Premises, a Contribution will be payable in accordance with the previsions of Paragraph 4 & 5 of Exhibit B, the Work Agreement of this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year first above written.

WITNESS/ATTEST:                        TENANT:
                                       INKTOMI CORPORATION


/s/ [SIGNATURE ILLEGIBLE]              BY: /s/ Jerry Kennelly
-------------------------------            -------------------------------
                                       PRINTED NAME: Jerry Kennelly
                                       TITLE: CFO

                                       TAX IDENTIFICATION OR SOCIAL SECURITY
                                       NUMBER: 94-32381 30


ATTEST:                                LANDLORD:
                                       B.F. SAUL REAL ESTATE INVESTMENT TRUST

/s/ [SIGNATURE ILLEGIBLE]              BY: /s/ Philip D. Caraci
-------------------------------            -------------------------------
                                             Philip D. Caraci, President

                            SECRETARY'S CERTIFICATE

I, Jerry Kennelly, Secretary of Inktomi Corporation, a Delaware corporation, do hereby certify (i) that the foregoing and annexed Lease was executed and delivered pursuant to, and in strict conformity with the provisions of resolutions of the Board of Directors of said Corporation validly adopted at a regularly called meeting of said Board of Directors, and that a quorum was present at said meeting (or validly adopted by unanimous written consent of said Board of Directors in lieu of a meeting), in conformity with the laws of the state of incorporation of said Corporation; and (ii) that the following is a true, correct and complete reproduction of such resolutions:


     RESOLVED: That     Jerry Kennelly                          CEO
                    ---------------------------     --------------------------
                             (Name)                           (Title)
     of the Corporation, shall be and is hereby authorized and empowered, for and on behalf of the Corporation, to execute, acknowledge and deliver the foregoing and annexed Lease between B. F. Saul Real Estate Investment Trust, as Landlord, and Inktomi Corporation as Tenant, for those certain Premises, containing approximately two thousand nine hundred thirty-five (2,935), gross rentable square feet of space, located in the Building at 8201 Greensboro Drive, McLean, Fairfax County, Virginia, at an annual Initial Base Rental of approximately Eighty-two Thousand One Hundred Seventy-nine and 96/100 ($82,179.96), as well as any and all related documents, in order to expeditiously provide for the leasing of such Premises, and in so doing, to make any and all related changes therein or modifications thereof as he, in his sole discretion, acting for and on behalf of the Corporation, shall deem necessary or advisable, and all of the officers of the Corporation are hereby authorized, directed and empowered to do any and all acts or things as shall be necessary or advisable in order to effectuate the foregoing resolution.

                                       Secretary: /s/ Jerry Kennelly
                                                  -----------------------------
                                       Printed Name: Jerry Kennelly
                                       Date: 5-12-98

                                   EXHIBIT A


                                     8201
                               ----------------
                               GREENSBORO DRIVE

                              INTERNATIONAL DRIVE


                                   [ARTWORK]


                                   6th Floor
                               2935 Square feet

                                   EXHIBIT B
                                WORK AGREEMENT

1. Tenant agrees to accept the Premises in its "as is" condition as defined in Paragraph 9 of this Work Agreement.

2. Tenant agrees to designate two persons ("Tenant's Agent") either of whom shall have the authority to approve plans and specifications, to accept cost estimates for non-standard improvements, and to authorize changes or additions to work during construction. These designees are:________________________ and ________________. Landlord shall not be authorized to proceed with any work without authorization by Tenant's Agent and payment of amounts due pursuant to paragraphs 4, 5 and 6 below, and such authorization by Tenant's Agent shall be deemed to be authorization by Tenant. Neither Tenant nor Tenant's Agent shall be authorized to direct Landlord's contractors on the performance of work in the Premises, and in the event that Landlord's contractors perform any such work under the direction of Tenant or Tenant's Agent, then Landlord shall have no liability for the cost of such work, for the cost of correction work required as a result of such work or for any delay that may result from such work.

3. It is agreed that Tenant will develop plans and necessary specifications for completion of work to be performed in the Premises, whether by Landlord or Tenant, in accordance with the following schedule. All such plans and specifications are expressly subject to Landlord's written approval; however, Tenant shall be solely responsible for the content of the plans and specifications and coordination of the plans and specifications with base building design.

     (i) Tenant will furnish to Landlord Tenant's approved preliminary plans for the entire Premises prepared by Landlord's or Tenant's space designer not later than the date of this Lease. Such plans shall set forth, among other things, the proposed location and size of offices, conference rooms, reception areas and workrooms. Design of work must be in accordance with the building standards Schedule 1 or outlined in this Work Agreement.

     (ii) Within three (3) days after such delivery, Landlord shall deliver to Tenant in writing its approval of such preliminary plans or revisions to such plans that will be required to obtain Landlord's approval of said preliminary drawings. At such time, at Landlord's sole option, Landlord may deliver its suggestions for ways in which Tenant may reduce the cost of partitioning and common area improvements.

     (iii) Within five (5) days after delivery of Landlord's report containing required and/or suggested revisions to Tenant's preliminary plans, if any, or approval of preliminary plans, Tenant will furnish to Landlord Tenant's design development plans for the entire Premises prepared by Landlord's or Tenant's space designer. Such design development plans shall include the preliminary plans and any required revisions to the preliminary plans and the following:

          (a) the location of all partitions as well as the location of all office equipment;

          (b) the location and specification of telephone and other communications outlets;

          (c) the location and specification of electrical outlets, especially those required to accommodate items such as computers and 220 volt equipment;

          (d) the location of copier machines larger than table top size, computer equipment, telex machines, and other unusual office equipment or heat-producing machines, and specification of heat output (BTU/hour) and required operating conditions (maximum/minimum temperature, power and ventilation requirements, occupancy load, hours of operation);

          (e) the location of conference rooms and other rooms subject to occupancy by more than six (6) persons at a time and the specification of maximum expected occupancy;

          (f) a reflected ceiling plan for all lighting desired by Tenant, and specification of any non-standard lighting required;

          (g) selection of paint and carpet; and complete finish schedule;

          (h) any above-standard architectural, plumbing, fire sprinkler, HVAC and electrical tenant improvements.

     (iv) Within three (3) days after such delivery, Landlord shall deliver to Tenant in writing its approval of such plans or changes to such plans that will required to obtain Landlord's approval.

4. (i) Immediately following Landlord's final approval of Tenant's plans, revised or otherwise, Landlord shall direct the project architects and engineers to prepare working drawings based on the approved plan. Within three (3) days after the working drawings are submitted to Tenant, Tenant shall approve the same in writing.

     (ii) Landlord shall pay the fees of the project architects and engineers to prepare the working drawings and shall pay the cost of any fees incurred due to:

          (a) structural revisions to the Building required by Tenant's design requirements;

          (b) revisions to the working drawings after approval by Tenant except revisions due to errors or omissions of the project architects and engineer's;

          (c) special requirements of Tenant's design, including, but not limited to:

              (i)   special heating, ventilating and air conditioning equipment;

              (ii)  stairs, skylights and other special elements;

              (iii) electrical race-ways, raised flooring, etc.;

              (iv)  special casework, millwork, etc.;

              (v)   alterations to Building systems or base building design;

              (vi)  special plumbing.

              (vii) bid documents, plans and specifications.

     (iii) Within ten (10) business days after approval by Tenant of working drawings, Landlord shall submit to Tenant written estimates of the cost of the work. Such estimates shall specify the work to be performed, all work not specifically mentioned shall be excluded. The cost of such work shall be specified on a categorical basis. Landlord's estimates shall not include any additional costs (which shall be payable by Tenant and determined and billed later) due to:

          (a)  error and omissions in the drawings;

          (b)  Requirements for building and occupancy permits;

          (c) changes made in the field at the request of Tenant's Agent on Tenant's behalf;

          (d) changes made due to field conditions (except that Landlord shall bill Tenant for costs incurred due to conflicts with Building design not due to requirements of Tenant).

     (iv) Within three (3) days after Landlord's submission of such estimates to Tenant, Tenant shall deliver to Landlord its written acceptance of such estimates.

     (v) If Tenant shall desire to make revisions to the working drawings and obtain rebids for the work, Tenant shall be responsible for directing the project architects and engineers in revising the working drawings and shall pay all fees incurred in making such revisions. Upon delivery of any approved revised working drawings, Landlord shall attempt to obtain rebids within a reasonable time period and resubmit them for Tenant's acceptance. The time required to make such revisions and obtain rebids shall constitute a tenant-caused delay for purposes of determining Rent Commencement Date. Landlord shall not be responsible for escalations in the original cost estimates due to delays in acceptance caused by Tenant's desire for rebids.

     (vi) Upon Tenant's written acceptance of cost estimates, and payment of a portion of the cost as set forth in subparagraph 4 (vii) below, Landlord shall authorize its contractors to proceed with construction of the work.

     (vii) The cost of all such work that exceeds Landlord's contribution as defined in Paragraph 53 of this Lease shall be payable as additional rent, as follows:

          (a) fifty percent (50%) of said costs upon approval of estimates;

          (b) the remaining balance due upon substantial completion and prior to Tenant taking occupancy of the Premises.

5. If Tenant shall request changes or additions to the work being performed by Landlord after approval of final plans and acceptance of cost estimates (other than due to errors or omissions of construction crews from the approved working drawings), Landlord shall have no obligation to perform such additional changes or additions except insofar as, in Landlord's sole opinion, such changes can be accommodated in Landlord's construction schedule for completion of work in all tenant spaces in the Building. Landlord shall be authorized to perform any such changes or additions only upon written authorization by Tenant and payment of 50% of Landlord's estimate of the cost of the work; it being expressly understood that, due to time requirements, Landlord may not deliver to Tenant a final price for work until after it has been performed, and that Tenant shall be required to make final payment of the difference between the 50% of Landlord's estimate paid on account and the actual price, as additional rent hereunder, within five (5) days after being invoiced therefor, subject to reasonable verification that such price is based on actual charges but not subject to dispute as to the reasonableness of such charges.

6. Tenant agrees to pay to Landlord, promptly upon being billed therefor, the cost of all work pursuant to paragraphs 4 and 5 above, to include general contractor conditions, overhead and profit.

7. Subject to the provisions of paragraphs 7 & 8 of the Lease, upon written request, Landlord, in its sole discretion, may grant to Tenant the right to provide its own contractors to perform any of the finish work in the Premises over and above the work provided by Landlord, provided that: (i) Tenant or Tenant's contractor shall be required to utilize the subcontractors specified by Landlord for all electrical, rough-in plumbing, structural and heating, ventilation and air conditioning work; (ii) the contractors, subcontractors or laborers employed in connection with such work comply with any applicable law and reasonable work rules and regulations established by Landlord from time to time for all work in the Building; (iii) Tenant, or its contractors and their subcontractors, provide such insurance, bonding and/or indemnification as Landlord may reasonably require for its protection from negligence or malfeasance on the part of such contractors and subcontractors; (iv) in Landlord's judgment such work or the identities or presence of such contractors or their subcontractors will not result in delays, stoppages or other action or the threat thereof which may interfere with construction progress of Landlord's work on Tenant's Premises, or delay in completion of other work in the Building, or in any manner impair any guarantee or warranty from Landlord's contractor or its subcontractors, or conflict with any labor agreements applicable to the construction of the Building; (v) each such contractor and subcontractor, and the nature and extent of the work to be performed by it shall be approved by Landlord (but such approval shall not relieve Tenant of its responsibility to comply with the applicable provisions of this Exhibit B nor constitute a waiver by Landlord of any of its rights under the Lease); (vi) Landlord shall have no obligation to allow Tenant's contractor or subcontractor into the Premises until such time as Landlord's work has been completed and accepted by Tenant; (vii) the time required by Tenant's contractors or subcontractors to perform their work shall not delay the Rent Commencement Date, notwithstanding the fact that Tenant may not be in occupancy of the Premises, and (viii) Tenant shall indemnify and hold harmless Landlord from any loss, damage, cost or expense incurred by Landlord, whether before or after the Rent Commencement Date, as a result of the performance by Tenant of such work, and Landlord shall have the right to offset the same against any amounts to be credited to Tenant pursuant to Exhibit B or invoice the same as additional costs to Tenant, payable within thirty (30) days. Landlord shall have the right to inspect Tenant's contractor's work on a regular basis and shall charge Tenant all of Landlord's costs associated with said inspection. Tenant, upon written notice from Landlord, shall immediately pay said costs to Landlord as additional rent. Corrections, if any, noted during Landlord inspection of work shall be immediately performed at Tenant's sole cost.

8. It is agreed that Tenant's obligations for the payment of rent shall not commence until Landlord has substantially completed all work to be performed by Landlord as hereinbefore set forth; provided, however that, notwithstanding the provisions of paragraph 32 of the Lease, if Landlord shall be delayed in substantially completing said work as a result of: (i) Tenant's failure to deliver its plans or any revisions thereto by the dates set forth herein; (ii) Tenant's request for changes in the working drawings; (iii) Tenant's failure to approve in writing, the working drawings and cost estimates for non-standard or additional work shown thereon within the time required hereunder; (iv) Tenant's request for materials, finishes or installations other than Building Standards (Schedule 1), or for changes in the work after approval of final plans and acceptance of cost estimates; or (v) the performance of a person, firm, or corporation employed by Tenant and the completion of the said work of said person, firm or corporation; then Tenant shall be liable for the payment of rent commencing on the Rent Commencement Date determined as if no such delay had occurred.

9. "As Is" Condition. The "as is" condition of the Lease space is defined as follows:

     (i)  General Finishes and Assemblies:

          (a) All existing leasehold improvements of general finishes (i.e. carpet and wallcoverings) are delivered in the existing condition without any change or improvement.

          (b) All existing leasehold improvements of assemblies (i.e. ceiling grid and tile) are delivered in the existing condition without any change or improvement.

     (ii) Building Systems:

          (a) All buildings systems and existing improvements of building systems are delivered in operational order. Building systems are defined as: Plumbing, Fire Sprinkler, HVAC Distribution, Controls and Electrical.

10. Substantial Completion. The Premises shall be deemed to be substantially complete when the Work (except for items of work and adjustment of equipment and fixtures than can be completed after occupancy (i.e. the "Punch List" items) shall have been completed, reasonably determined by local jurisdiction's approval for occupancy. However, if such work is delayed as a result of any Tenant delay, then such work shall be deemed to have been substantially complete on the date the Landlord determined it is reasonable judgement that such work would have been substantially complete if such delay(s) had not occurred. A "Tenant Delay" shall be (1) Tenant's failure to comply with any of its duties and obligations under the Lease or this Exhibit or with any deadlines specified in this Exhibit, (2) Tenant's failure to pay when due any amount required pursuant to the Lease or this Exhibit, (3) Tenant's request for materials, finishes or installations reasonably deemed by :Landlord to be long-lead type items, (4) the performance or timing of any work , or the entry into the Premises, by Tenant or any person or firm employed or retained by Tenant, (5) any other action or inaction of Tenant or any Agent, or (6) Tenant's request for modifications to plans or working drawings subsequent to the date same are approved by Landlord.

11. Possession. Tenant's taking of possession of the Premises shall constitute Tenant's acknowledgement that the Premises are in good condition and that all work and materials are satisfactory, except as to any defect or incomplete work that is described in a written notice given by Tenant to Landlord not later than the day Tenant takes possession of the Premises and those items which the project architect or engineer conforms are latent defects. Tenant and its agent shall have no right to make any Alteration in the Premises until Tenant submits such written notice. Landlord will correct and complete those defects and incomplete items which Landlord conforms are in fact defects or incomplete items. At Landlord's request, tenant shall accompany Landlord to prepare the punch list on or before the date the Tenant takes possession of the Premises.

12. Any agreement, obligation or liability made, entered into or incurred by or on behalf of B.F. Saul Real Estate Investment Trust binds only its trust property, and no shareholder, trustee, officer or agent of the trust assumes or shall be held to any liability therefor.

                            (SIGNATURE PAGE FOLLOWS)

     Landlord and Tenant hereby agree upon the foregoing Work Agreement.

ATTEST:                                LANDLORD:
                                       B.F. SAUL REAL ESTATE INVESTMENT TRUST

/s/ [SIGNATURE ILLEGIBLE]              By: /s/ [SIGNATURE ILLEGIBLE]
----------------------------------         ----------------------------------


ATTEST/WITNESS:                        TENANT:
                                       INKTOMI CORPORATION

                                       /s/ [SIGNATURE ILLEGIBLE]
----------------------------------     ----------------------------------

                            EXHIBIT B - SCHEDULE  1

                             8201 GREENSBORO DRIVE
                              BUILDING STANDARDS

CEILING  SYSTEM
---------------
TYPE: EXPOSED SUSPENSION SYSTEM 15/16" Wide exposed face roll-formed steel as manufactured by: Chicago Metallic Corp. (530 System), U.S. Gypsum / Donn DX).
Clean and repair all exposed surfaces of existing metal grid to be reused.

ACOUSTICAL TILE
---------------
2" X 2" revealed edge as manufactured by: CELOTEX Celotone Everest #454. Install system to comply with ASTM C 636.

DOOR HARDWARE
-------------
SUITE ENTRY: YALE Security, Inc. 8700 / 8600 series Mortised locksets ADA, office entrance function keyed to building master keyway. All finish to be US26.

TENANT INTERIOR: YALE Security, Inc. 5400L series bored latch or lock sets.US26D.
Hinges to be ball bearing 4 1/4" x 4 1/4" US26D finish.

DOOR AND FRAME
--------------
TENANT SUITE ENTRY DOORS: 13/4" 3'-0" x 8"-0" Solid core stained red Mahogany solid or veneer.

TENANT SUITE ENTRY FRAMES: Solid Mahogany wood frame stained to match red Mahogany doors.

TENANT INTERIOR DOORS: 1/3/4" 3'-0" x 7'-0" Mahogany stained Oak solid core. Typical door openings shall be 6"+- from adjacent wall on hinged side unless otherwise noted.

TENANT INTERIOR FRAMES: 2" face standard 16ga. Hollow Metal interlock KD without exposed screw fasteners. Miter joints to be reinforced with 18ga. Gusset for tight joint alignment. Premortised and reinforced to accept 4 7/8" universal strike and full mortise hinges. Fixed concealed in track floor anchors and door silencers.

TENANT CARPET
-------------
The base building standard for tenant carpet will be commercial grade 28oz. textured loop continuous filament olefin direct glue.

TENANT HVAC
-----------
AIR DISTRIBUTION PER TENANT FLOOR: 2 each zones with 400 amp distribution panels per floor.
Maximum of 3900 watts on 277 volt. Maximum of 1600 watt on 120 volt. All equipment to be Trane Manufacturer.

TENANT ELECTRICAL
-----------------
POWER DISTRIBUTION PER TENANT FLOOR: 2 each zones with 400 amp main distribution panels per floor.
Maximum of 3900 watts on 277 volt.  Maximum of 1600 watts on 120 volt.

FIRE ALARM DISTRIBUTION PANELS: Equipment to be per Silent Knight Manufacturer.

SMOKE EVACUATION SYSTEM
-----------------------
This building is equipped with a smoke evacuation system that must be incorporated with all tenant design layout.

The sequence of operation, transfers and jumper ducts must be indicated on all tenant drawings. The base building smoke evacuation drawings prepared by Combustioneer Corporation Dated 12/20/84 are available on site for copy and or reference.

                                   EXHIBIT C
                             RULES AND REGULATIONS

1. No advertisement, or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the doors, and of such order, size and style, and at such places as shall be designated by Landlord in writing. Initial Building Standard Suite entry door signs and directory listings will be supplied for tenants by Landlord at Tenant's cost.

2. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by tenants, or used by them for any purpose other than for ingress and egress. The floors, and skylights and windows that reflect or admit light into any place in said Building, shall not be covered or obstructed by tenant. The water closets and other water apparatus, shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish, or other obstructing substances shall be thrown therein. Any damage resulting to them, or to associated systems, from misuse, shall be repaired by tenants who, or whose employees, clerks, agents, invitees, or servants shall cause it.

3. No tenant shall do or permit to be done in said Premises, or bring or keep anything therein, which shall in any way obstruct or interfere with the rights of other tenants or in any way injure or annoy them. Tenants, their clerks and servants, shall maintain order in the Building, shall not make or permit any improper noise in the Building or interfere in any way with other tenants or those having business with them. Nothing shall be thrown by tenants, their clerks or servants, out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices. No intoxicating liquor or liquors shall be sold in said Building without Landlord's prior written consent. At no time shall any firearms or other weapons of any kind be kept at the Premises.

4. Tenant shall not employ any person other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of said Premises. It is understood and agreed that the Landlord shall not be responsible to any tenant for any loss of property from rented premises, however occurring, or from any damage done to the furniture or other effects of any tenant by the janitor or any of its employees.

5. No animals, birds, bicycles or other vehicles shall be allowed in the office, halls, corridors, or elsewhere in the Building.

6. All tenants and occupants shall observe strict care not to leave their windows or doors open when it rains or snows, or while air conditioning or heating systems are in operation, and, for any fault or carelessness in any of these respects, shall make good any injury sustained by other tenants, and to Landlord for damage to paint, plastering or other parts of the Building, resulting from such default or carelessness. No painting shall be done, nor shall any alterations be made, to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, except for decorating, boring or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or electric fixtures, without the prior consent in writing on each occasion of Landlord or its Agent. All glass, locks, and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part hereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, or its Agent, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the premises, nor carry on upon the Premises any noisome, noxious, noisy, or offensive business.

7. An adequate number of keys will be provided upon initial occupancy. The charge for additional keys shall be Five Dollars ($5.00) each. No additional locks or latches shall be put upon any door without prior written consent of Landlord. Tenants, at termination of their lease of the premises, shall return to Landlord all keys to doors in the Building.

8. Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles. Tenants must make arrangements with the manager of the Building when the elevator is required for the purpose of the carrying of any kind of freight.

9. The tenant shall not (without the Landlord's prior written consent) install or operate any electric heating device, steam engine, boiler, machinery or stove upon the Premises, or carry on any mechanical business therein, or do any cooking therein, except microwave, or use or allow to be used upon the Premises, oil, burning fluids, camphene, gasoline or kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire and no explosives shall be brought into said Premises. No offensive gases or liquids will be permitted.

10. If tenants desire blinds or windows covering of any kind over the windows, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected with Landlord's prior consent and at the expense of said tenants. No awnings shall be placed on said Building.

11. Landlord reserves all vending rights. Request for such service will be made to Landlord. Tenant has rights to its own vending machines for its break room.

12. Security Cards will be required by Tenants and furnished initially by Landlord at no charge to enter the building during non business hours. There will be a charge of $10.00 for each security card replaced. These cards remain the property of and must be returned to the Landlord upon expiration of the Lease, or upon Landlord's request. If any card is not returned, or is lost or damaged by Tenant, then there will be an additional charge of $10.00 per card at Landlord's discretion.

13. Except for the storage of trash or rubbish in dumpsters or containers provided by Landlord, Tenant shall not permit storage of any kind outside of the Premises.

14. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

15. The elevators in the Building are not to be used by the tenants or their agents, for moving furniture into the Premises, incident to the initial occupancy, or moving furniture or freight out, incident to vacating without the prior written consent of Landlord and, except during the hours from 6:00 p.m. to 8:00 a.m., or on Saturdays after the hour of 1:00 p.m. unless approved in advance in writing by the manager of the Building.

16. The Landlord reserves the right to make such other rules and regulations as in its judgment may, from time to time, be needed for the salary, care and cleanliness of the Premises, and for the preservation of good order therein.

17. Violation of these rules, or any amendments hereof or additions hereto, shall be sufficient cause for a default of this Lease at the option of Landlord.

18. The smoking and/or holding and/or carrying of any lit tobacco or tobacco-like product shall be prohibited in, on or around all public areas in, around or about the building except in designated smoking areas.

                                   EXHIBIT E

              LIST OF TENANT'S SHAREHOLDERS, PARTNERS, OR MEMBERS
                      OF A LIMITED LIABILITY COMPANY AND
                            PERCENTAGE OF OWNERSHIP



         --------------------------------------  ------------------- %
               Name


         --------------------------------------  ------------------- %
               Name


         --------------------------------------  ------------------- %
               Name


         --------------------------------------  ------------------- %
               Name

                                   EXHIBIT F

                           COMMENCEMENT AND ESTOPPEL


          THIS COMMENCEMENT AND ESTOPPEL AGREEMENT is made and entered into this ________ day of ____________, 19_______, by and between Inktomi Corporation ("Tenant") and B.F. SAUL REAL ESTATE NVESTMENT TRUST ("Landlord").


          WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease Agreement dated the ______ day of _______________, 19___ (the "Lease"), for certain space at 8201 Greensboro Drive, McLean, Virginia 22102.

          WHEREAS, paragraph 3 of the Lease provides for the execution of a commencement agreement specifying the commencement date of the term of the Lease;

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party hereby warrants and represents to the other as follows:

   1. That Tenant is in full and complete possession of the Demised Premises, such possession having been delivered by the Landlord and having been accepted by the undersigned.

   2. That the Landlord's improvements, if any, and the space required to be furnished by the terms of the Lease have been completed in all respects and are open for the use of the Tenant, its customers, employees and invitees.

   3. That all duties of an inducement nature required of the Landlord in said Lease have been fulfilled.

   4. That said Lease is in full force and effect; that there is no existing default on the part of the Landlord in the terms thereof; and that said Lease has not been amended, modified, supplemented or superseded.

   5. That no rents have been prepaid except as provided by said Lease; that Tenant does not now have or hold any claim against Landlord which might be set off or credited against future accruing rent.

   6. That Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the said Lease or of the rents secured therein, except to Landlord.

   7. That the Rent Commencement Date for the Lease is the ________________ day of _________________________, 19________ and the Lease shall expire at midnight on the ______________ day of ______________________,
         19______.

   8. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of B.F. SAUL REAL ESTATE INVESTMENT TRUST binds only its Trust property, and no shareholder, trustee, officer, or agent of the Trust assumes or shall be held to any liability therefor.

         IN WITNESS WHEREOF, the parties hereto do hereby execute this Agreement under seal on the day and year first above written.



ATTEST:                                TENANT:
                                       INKTOMI CORPORATION

                                       By:                                (SEAL)
--------------------------------           ------------------------------
Secretary                              Printed Name:
                                                     --------------------
                                       Its:
                                            -----------------------------


ATTEST:                                LANDLORD:
                                       B.F. SAUL REAL ESTATE  INVESTMENT TRUST

                                       By:
--------------------------------           ------------------------------
                                           Merle F. Sustersich,
                                           Assistant Vice President


                                       1